UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant     ☑                         Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☑     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12
MONRO MUFFLER BRAKE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Supplement to Definitive Proxy Statement dated July 16, 2007
August 10, 2007
To Our Shareholders:
     As you know, the Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the “Company”) will be held at the Genesee Valley Club, 421 East Avenue, Rochester, New York 14607, on Tuesday, August 21, 2007, commencing at 10 a.m. The notice of this meeting, a proxy statement (the “Proxy Statement”) and a form of proxy were sent to you on or about July 16, 2007. As you may be aware, in its August 2, 2007 report, Institutional Shareholder Services (“ISS”) recommended that our shareholders vote against Proposal 3 set forth in our Proxy Statement — to ratify the adoption of the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). ISS recommended that our shareholders vote against Proposal 3 because (i) the number of shares of the Company’s common stock available for award under the 2007 Plan resulted in a potential transfer of shareholder value that exceeded ISS’ guidelines and (ii) they viewed Section 2.3 of the 2007 Plan as permitting the repricing of options to purchase shares of our common stock without shareholder approval. It was never the Company’s intention that the terms of 2007 Plan would permit the repricing of any options without shareholder approval.
     The Company has amended the 2007 Plan pursuant to its further discussions with ISS in order to (i) reduce the number of shares of common stock available for award under the 2007 Plan and (ii) eliminate Section 2.3 of the 2007 Plan. In particular, the following amendments were adopted:
     (1) The number “575,000” in the first sentence of Section 2.2 of the 2007 Plan was deleted and replaced with the number “388,000”.
     (2) Section 2.3 of the 2007 Plan was deleted in its entirety.

     The Board of Directors continues to recommend that shareholders vote their shares FOR approval of the 2007 Plan as described in this supplement and in the Proxy Statement.
     Your vote is important. If you have not already voted your shares, I encourage you to do so at this time.
     If you have already voted your shares and do not wish to change your vote, no further action is necessary and your vote will be counted for or against Proposal 3 pursuant to the proxy authority that you previously granted.
     However, if you wish to change your vote in light of the discussion of Proposal 3 above, you may revoke your proxy by delivering a duly executed proxy bearing a later date, using the proxy card provided, or by attending and voting in person at the Annual Meeting. If you hold your shares through a broker or custodian, you will need to contact them to revoke your proxy.
     If you have any questions or require voting assistance, please contact D.F. King & Co., Inc., which is assisting the Board of Directors:
D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550
All others call Toll Free: (800) 967-7635
     The Company has retained D. F. King & Co., Inc. to assist it with the solicitation of proxies for an aggregate maximum fee of $10,000 plus reasonable out-of-pocket expenses. This fee does not include the costs of printing and mailing the proxy materials.

Sincerely,
/s/ John W. Van Heel
John W. Van Heel
Secretary

The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.